UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2026

INTERNET SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55897	81-2775456
(State of Incorporation)	(Commission File Number)	(IRS Employer ID No.)

1330 Avenue of the Americas, 23rd Floor

New York, NY 10019

(Address of principal executive offices, including zip code)

(302) 257-7300

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

Appointment of Keith R. Wyche as a Member of the Board of Directors

On July 1, 2026, the Board of Directors of Internet Sciences, Inc. (the "Company") appointed Keith R. Wyche to serve as a member of the Board of Directors of the Company, effective July 1, 2026.

Keith R. Wyche, Director

Keith R. Wyche is a seasoned executive and corporate board member with more than two decades of leadership experience spanning retail operations, financial services, and outsourced business solutions.

Mr. Wyche is the retired Vice President, Community Engagement and Support at Walmart Inc. (NYSE: WMT), where he also served as Vice President, Operations, overseeing large-scale, multi-unit retail environments. Prior to Walmart, he served as President of two grocery chains, Cub Foods and Acme Markets. Earlier in his career, he held senior leadership roles at IBM, Pitney Bowes and Convergys, developing deep expertise in business process outsourcing and technology-enabled operations for major U.S. financial institutions.

Mr. Wyche currently serves on the board of directors of The Brink's Company (NYSE: BCO), and previously served on the board of WMS Industries, now Light & Wonder (ASX: LNW). He is also a highly sought-after public speaker and author.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Action by Written Consent of the Board of Directors of Internet Sciences, Inc. to Appoint Keith R. Wyche
10.2	Action by Written Consent of the Majority Shareholders of Internet Sciences, Inc. Ratifying the Appointment of Keith R. Wyche

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Internet Sciences, Inc.

Dated: July 1, 2026                                                                By: /s/ Lynda Chervil

Lynda Chervil, CEO